EXHIBIT 10.6

FIRST AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN
(As Amended and Restated Effective as of January 1, 2015)

WHEREAS, Federal Signal Corporation (the “Company”) maintains the Federal Signal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2015) (the “Plan”) for the benefit of its eligible employees; and
WHEREAS, amendment of the Plan now is considered desirable;
NOW, THEREFORE, by virtue of the power granted to the Benefits Planning Committee by Subsection 16.1 of the Plan, the Plan be and is hereby amended in the following particulars, effective January 1, 2018, unless otherwise specified:
1.    By replacing the first sentence of Subsection 2.21 of the Plan with the following:

“‘Compensation’ means compensation as defined in Treasury Regulation Section 1.414(s)-1(c)(4).”
2.    By replacing Subsection 2.24 of the Plan with the following:

“‘Employer’ means the Company, which, for the purposes of extending the Plan to employees of Related Employers, shall include Federal Signal Corporation; Elgin Sweeper Company; Guzzler Manufacturing, Inc.; Jetstream of Houston, Inc.; Vactor Manufacturing, Inc.; Victor Products USA, Inc.; effective January 1, 2018, Joe Johnson Equipment LLC; and each other Related Employer who extends the Plan to its Employees with the consent of the Benefits Planning Committee.”
3.    By adding the following sentence to the end of Subsection 2.56 of the Plan:

“Effective January 1, 2018, Retirement Account as defined in this Subsection will be referred to elsewhere in the Plan as ‘Service Based Contribution Account’.”

4.    By substituting the reference to “Service Based Contribution Account” for the reference to “Retirement Account” where the latter reference appears in the Plan.
5.    By adding the following sentence to the end of Subsection 2.57 of the Plan:

“Effective January 1, 2018, Retirement Contributions as defined in this Subsection will be referred to elsewhere in the Plan as ‘Service Based Contributions’.”
6.    By substituting the reference to “Service Based Contributions” for the reference to “Retirement Contributions” where the latter reference appears in the Plan.
7.    Effective as of July 1, 2017, by adding the following sentences to the end of Subsection 3.2(b) of the Plan:

“Effective as of July 1, 2017, no Sheet Metal Workers Local 265 Employee, as described in Subsection 2.62 of the Plan, shall become eligible to become a Participant in the Plan. Sheet Metal Workers Local 265 Employees who are Participants in the Plan as of July 1, 2017 shall continue to be eligible Participants, until they no longer satisfy the requirements of Subsection 2.62 of the Plan. Sheet Metal Workers Local 265 Employees who previously were Participants in the Plan, who no longer satisfy the definition of 2.62, and who again satisfy the definition of 2.62 on or after July 1, 2017, shall not become eligible to become a Participant in the Plan on or after that date.”
8.    By substituting the following for the first sentence of Subsection 3.2 of the Plan:

“If otherwise permitted by the Plan or the applicable Employer, each Employee who is not described in Subsection 3.1 shall become a Participant with respect to Pre-Tax, After-Tax, Catch-Up and Matching Contributions (if applicable) effective on the first payroll period beginning as soon as administratively feasible on or after his or her Employment or Reemployment Date, subject to Paragraphs (a), (b), (c) and (d) below:”

9.    By replacing Subsection 3.3(c) of the Plan with the following:

“(c)
Notwithstanding any provision of the Plan to the contrary, the following Employees are not eligible to become Participants with respect to Service Based Contributions: IAM Local 701 Employees, Sheet Metal Workers Local 265 Employees, Guzzler Union Employees and Joe Johnson Equipment LLC Employees.

10.    By replacing the first sentence of Subsection 4.1(a) of the Plan with the following:

“Subject to the conditions and limitations of the Plan, (i) each Participant whose participation in the Plan is not subject to a collective bargaining agreement; and (ii) effective January 1, 2018, each eligible Participant who (A) is an IBEW Local 134 Employee and (B) is employed at the Company’s Signal Division; who does not make an affirmative Pre-Tax Contribution election (including an election to not make Pre-Tax Contributions) within 30 days of first becoming eligible shall be deemed to have elected a Pre-Tax Contribution rate of 2% of Compensation for the Plan Year.”
11.    By replacing the first sentence of Subsection 4.1(c) of the Plan with the following:

“Subject to the conditions and limitations of the Plan, (i) each Participant whose participation in the Plan is not subject to a collective bargaining agreement; and (ii) effective January 1, 2018, each eligible Participant who (A) is an IBEW Local 134 Employee and (B) is employed at the Company’s Signal Division; shall be deemed to have elected to increase his or her Pre-Tax Contribution rate by one percentage point effective each January 1; provided, that such automatic annual increase shall not apply to the extent such increase would cause the Participant’s Pre-Tax Contribution rate to exceed 10%.”
12.    By replacing Subsection 5.1(a) of the Plan with the following:
“(a)    General Rule. Subject to the conditions and limitations of the Plan, effective for contributions made with respect to pay periods on or after January 1, 2018, the Employer of each eligible Participant who is not subject to a collective bargaining agreement (unless explicitly described below) shall make Matching Contributions each payroll period in an amount equal to 100% of the first 3%, and 50% of the next 2%, of Compensation that the Participant contributes as Pre-Tax Contributions during the applicable pay period.”

13.    By replacing Subsection 5.2(a) of the Plan with the following:

“(a)
General Rule. Subject to the conditions and limitations of the Plan, effective for contributions made with respect to pay periods on or after January 1, 2018, the Employer of each eligible Participant who is not subject to a collective bargaining agreement or a non-union Employee of Joe Johnson Equipment LLC (unless explicitly described below), shall make Service Based Contributions at the end of the applicable Plan Year in an amount calculated as a percentage of the Participant’s Compensation, using a formula based on the Participant’s full years of Vesting Service determined each January 1, in accordance with the following table:

Years of Vesting Service as of January 1	Service Based Contribution Percentage
Less than 5	½%
5 to 15	1½%
15 or more	3%

In order to be eligible for such Service Based Contribution, a Participant must be employed by the Employer on the last day of the Plan Year. Notwithstanding any provision of the Plan to the contrary, no Participant who is eligible for and elects to participate in, and thereby receives a Service Based Contribution under the Federal Signal Corporation Savings Restoration Plan is eligible to receive Service Based Contributions under this Plan.”

14.    By replacing Subsection 9.2(a) of the Plan with the following:

“(a)
Matching Contributions made with respect to Compensation deferred for payroll periods commencing on or after January 1, 2018 on behalf of each Participant not subject to a collective bargaining agreement shall be immediately 100% vested. Except as provided in Paragraph (b), (c), (d), (e) or (f) below, Matching Contributions made with respect to Compensation deferred for payroll periods commencing prior to January 1, 2018 on behalf of each Participant not subject to a collective bargaining agreement shall vest in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 3	0%
3 or more	100%”

15.    By adding the following parenthetical phrase to the end of Subsection 9.2(b)(iii) of the Plan, immediately preceding the semicolon and the word “and” at the end thereof:

“(with respect to Matching Contributions made for Compensation deferred for payroll periods commencing prior to January 1, 2007)”
16.    By replacing Subsection 9.3(a) of the Plan with the following:

“(a)
Service Based Contributions made with respect to Compensation attributable to payroll periods commencing on or after January 1, 2018 on behalf of each Participant not subject to a collective bargaining agreement shall be immediately 100% vested. Except as provided in Paragraph (b), (c), (d) or (e) below, Service Based Contributions made with respect to Compensation attributable to payroll periods commencing prior to January 1, 2018 on behalf of each Participant not subject to a collective bargaining agreement shall vest in accordance with the following table:

Number of Years of Vesting Service	Vesting Percentage
Less than 3	0%
3 or more	100%”
* * *

IN WITNESS WHEREOF, this Amendment has been executed by the Benefits Planning
Committee on behalf of the Company, this 28 day of December , 2017.

FEDERAL SIGNAL CORPORATION BENEFITS PLANNING COMMITTEE /s/ Julie A. Cook ___________________________________ Vice President, Human Resources, Julie A. Cook

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